Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61940) pertaining to the Methode Electronics, Inc. 401(k) Savings Plan of our report dated June 23, 2008, with respect to the financial statements and schedule of the Methode Electronics, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ Frank L. Sassetti & Co.
June 23, 2008
Oak Park, Illinois